Exhibit 10.32

OFFICE LEASE AGREEMENT

BETWEEN

NORMANDY NICKERSON ROAD, LLC

(“LANDLORD”)

AND

OXFORD IMMUNOTEC, INC.

(“TENANT”)

TABLE OF CONTENTS

1. Basic Lease Information	1

2. Lease Grant	4

3. Possession	4

4. Rent	4

5. Compliance with Laws; Use	5

6. Security Deposit	6

7. Building Services	7

8. Leasehold Improvements	9

9. Repairs and Alterations	10

10. Entry by Landlord	11

11. Assignment and Subletting	11

12. Liens	13

13. Indemnity and Waiver of Claims	13

14. Insurance	14

15. Subrogation	17

16. Casualty Damage	17

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of March 1, 2013 (“Execution Date”), by and between NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company (“Landlord”) and OXFORD IMMUNOTEC, INC., a Delaware corporation (“Tenant”).

The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Form of Letter of Credit), Exhibit H (Form of Subordination, Non-disturbance and Attornment Agreement), Exhibit I (W-9 Form), Exhibit J (Cleaning Specifications), Exhibit K (Form of Notice of Lease), Exhibit L (Floorplan), and Guaranty.

1. Basic Lease Information.

1.01. “Building” shall mean the building located at 700 Nickerson Road, Marlborough, Massachusetts, and commonly known as Building 700 in Marlborough Technology Park. “Rentable Square Footage of the Building” is deemed to be 77,531 square feet, using BOMA Modified.

1.02. “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on the second (2”) floor of the Building. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The Premises consists of the area bounded by the interior surfaces of the perimeter walls, the floor and the ceiling (but excluding the area above dropped ceilings). The “Rentable Square Footage of the Premises” is deemed to be 14,541 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03. “Base Rent”:

Period	Annual Rate Per Square Foot	Annual Base Rent		Monthly Base Rent
6/15/13-10/14/13:	$-0-	$-0-		$-0-
10/15/13-5/31/14:	$18.50	$269,008.50	*	$22,417.38
6/1/14-5/31/15:	$19.00	$276,279.00		$23,023.25
6/1/15-5/31/16:	$19.50	$283,549.50		$23,629.13
6/1/16-5/31/17:	$20.00	$290,820.00		$24,235.00
6/1/17-5/31/18:	$20.50	$298,090.50		$24,840.88
6/1/18-10/31/18:	$21.00	$305,361.00	*	$25,446.75

*	annualized

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Tenant shall have no obligation to pay Base Rent until the “Rent Commencement Date” which shall be the date that is four (4) months after the Commencement Date (“ Abatement Period”). The total amount of Base Rent abated during the Rent Abatement Period is Eighty-Nine Thousand Six Hundred Sixty-Nine and 52/100 Dollars ($89,669.52) (the “Abated Yearly Rent”). During the Rent Abatement Period, only Base Rent shall be abated, and all additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

Notwithstanding the foregoing, commencing on the earlier of (a) the Commencement Date, or (b) the date following completion of the Initial Alterations Tenant enters the Premises for the purpose of installing Tenant’s trade fixtures, phone, data, and furniture systems pursuant to Section 3 hereof, Tenant shall pay for all electricity consumed in the Premises in accordance with Section 7.02 hereof.

1.04. “Tenant’s Pro Rata Share”: 18.76%. Tenant’s Pro Rata Share shall be adjusted for changes in the Rentable Square Footage of the Premises and/or the Rentable Square Footage of the Building, including, without limitation, changes which may result from any condemnation or other taking of a portion of the Building.

1.05. “Base Year” for Taxes: Fiscal Year (defined below) 2014 (i.e., July 1, 2013, through June 30, 2014); “Base Year” for Expenses (defined in Exhibit B): Calendar year 2014.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.06. “Term”: A period of five (5) years and four and a half (41/2) months. The Term shall commence on June 15, 2013 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, shall end on October 31, 2018 (the “Termination Date”).

1.07. “Improvement Allowances”: An amount not to exceed $581,640.00, as further described in the attached Exhibit C.

1.08. “Security Deposit”: $112,000.00, as more fully described in Section 6.

1.09. “Guarantor”: Oxford Immunotec, Limited

1.10. “Broker”: Richards Barry Joyce & Partners.

1.11. “Permitted Use”: General office use, and, to the extent permitted by law, uses customarily accessory thereto, such as storage related to the use of the Premises, employee lunch rooms, and the like, and for no other purpose whatsoever.

1.12. “Notice Addresses”:

Landlord’s Notice Address:

Normandy Nickerson Road, LLC

c/o Normandy Real Estate Management, LLC

53 Maple Avenue

Morristown, New Jersey 07960

Attention: Corporate Counsel

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And a copy to:

Normandy Real Estate Partners

53 Maple Avenue

Morristown, New Jersey 07960

Attention: Steve Smith, Director

And a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: Normandy Real Estate

Landlord’s Rent Address:

Normandy Nickerson Road, LLC

c/o Normandy Real Estate Management, LLC

P.O. Box 30930

New York, New York 10087-0930

Tenant’s Notice Address:

Before to the Commencement Date:

Simon Turner

Oxford Immunotec, Inc.

2 Mount Royal Avenue

Suite 100

Marlborough, Massachusetts 01752

With a copy to:

General Counsel

Oxford Immunotec, Inc.

2 Mount Royal Avenue

Suite 100

Marlborough, Massachusetts 01752

After the Commencement Date:

To the same persons designated above at the Premises

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1.13. “Business Days” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (the “Holidays”). Landlord may designate additional Holidays that are designated as new Federal holidays. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 9:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

1.14. “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located (the maintenance and repair of which such parking facilities shall be included in Expenses).

2. Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are from time to time designated by Landlord for the common use of tenants and others, including, without limitation, the conference spaces serving the Building (the “Common Areas”). Nothing contained herein shall affect Landlord’s right to add to, subtract from, or alter the Common Areas, so long as the same does not materially adversely affect Tenant’s access to the Premises.

3. Possession.

Except as expressly otherwise provided in this Lease, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees and Landlord represents that the Premises are in good order and satisfactory condition and that the Building systems serving the Premises (including, without limitation, the HVAC system) are in good order and satisfactory condition as of the Execution Date of this Lease. Tenant shall have the right to take possession of the Premises as of the Execution Date of this Lease and the delivery of the Security Deposit and Guaranty to Landlord. Such possession shall be subject to the terms and conditions of this Lease. Except for the cost of services requested by Tenant (e.g., freight elevator usage and the cost of electric service to the Premises as provided in Section 7.02 below), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is deemed to be in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Tenant shall have the right to use the freight elevators serving the Building during the performance of the Initial Alterations (as defined in Exhibit C) and during Tenant’s move into the Premises. Within ten (10) days after the Execution Date of this Lease, Landlord and Tenant shall together conduct an inspection of the Premises and prepare a “punch list” setting forth any items that are not in conformity as required by the terms of this Lease. Landlord shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list.

4. Rent.

Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as

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“Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to three percent (3%) of all payments of Rent that are not paid within five (5) days of the date thereof; provided, however, that the first time, if any, in any calendar year that Tenant fails timely to pay Rent, the foregoing administrative fee shall not accrue or become payable unless such failure continues for five (5) days after notice to Tenant thereof. In addition, past due Rent shall accrue interest at twelve percent (12%) per annum from the due date until actually paid. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. Tenant’s payment of Rent shall not be construed as a waiver of Tenant’s rights arising under the Lease; Tenant’s preserves all rights and remedies, including all right of offsets or abatement provided under the Lease, notwithstanding payment of Rent.

Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5. Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (the “Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration, and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms, and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, which (a) are provided to Tenant in advance in writing, (b) do not alter the terms of this Lease, (c) do not substantially interfere with Tenant’s exercise of its rights under the Lease, and (d) are enforced in a non-discriminatory manner, including rules and regulations for the performance of Alterations (defined in Section 9). Notwithstanding anything to the contrary in

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this Lease contained, Landlord agrees that it will not enforce any rules and regulations against Tenant in a discriminatory or arbitrary manner. In the event of a conflict between the rules and regulations for the Building and the terms of this Lease, the terms of the Lease shall control. Landlord shall use commercially reasonable efforts to enforce such rules and regulations upon the written request of Tenant. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act. Landlord hereby represents to Tenant that, to Landlord’s actual knowledge, the Building and the Property are, as of the Execution Date, in compliance with applicable Laws. Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act (the “ADA”) with respect to the Premises and the Property promptly after receipt of notice of same, provided that Landlord’s obligation with respect to the Premises shall be limited to violations that exist in the Premises prior to the installation of any furniture, equipment and other personal property of Tenant. Landlord represents that Landlord has no knowledge of any outstanding violations of the ADA with respect to the Premises or the Property as of the Execution Date of this Lease. Landlord represents that, as of the Execution Date, the Premises are zoned for office use.

6. Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within five (5) days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

The Security Deposit shall be in the form of an irrevocable letter of credit (the “Letter of Credit”), which Letter of Credit shall: (a) be in the initial amount of $112,000.00; (b) be issued on the form attached hereto as Exhibit G; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below) (the “Issuing Bank”). Notwithstanding the foregoing, Landlord hereby approves Comerica Bank as the Issuing Bank. The “Minimum Rating Agency Threshold” shall mean that the Issuing Bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the Issuing Bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. The Letter of Credit (and any renewals or

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replacements thereof) shall be for a term of not less than one (1) year. If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) Business Days after Landlord notifies Tenant of such failure. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Section 6. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof.

If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, within ten (10) Business Days after notice to Tenant thereof, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount.

Subject to the remaining terms of this Section 6, and provided that no Default exists as of the effective date of the reduction of the Security Deposit (“Reduction Condition”), Tenant shall have the right to reduce the amount of the Security Deposit (i.e., the Letter of Credit) so that the reduced Letter of Credit amount will be $45,000.00 effective as of September 30, 2016. Tenant shall only have the right to reduce the Security Deposit (i.e., the Letter of Credit) if and when the Reduction Condition has been met. Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount whereupon Landlord shall forthwith return the Letter of Credit previously held by Landlord.

7. Building Services.

7.01. Landlord shall furnish Tenant with the following services consistent with the quality of operations of similar first-class suburban office buildings in the Boston/Metro West market area: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours; provided that Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service so long as Tenant requests same by written notice to Landlord not later than 12:00 noon on the Business Day preceding the day of such overtime usage; (c) standard janitorial service on Business Days in accordance with the cleaning

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specifications attached hereto as Exhibit J; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property. As of the date hereof, Landlord’s charge for after-Building Service Hours heating service is $75.00 per hour, and Landlord’s charge for after-Building Service Hours air conditioning service is $75.00 per hour, in each case for the entire Premises, subject to increase from time to time commensurate with increases to Landlord’s actual out-of-pocket costs for providing such service. Access to the Building for Tenant and its employees shall be available twenty-four (24) hours per day, seven (7) days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

7.02. (a) Electricity shall be distributed to the Premises either by the electric utility company selected by Landlord to provide electricity service for the Building or, at Landlord’s option, by Landlord; and Landlord shall permit Landlord’s wires and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord’s charges therefor. Such charges will be based on Landlord’s actual cost of such electrical service based upon a submeter measuring usage in the Premises, which submeter shall be installed by Tenant, at Tenant’s cost, as part of the Initial Alterations (defined in Exhibit C). If the electric utility company selected by Landlord to provide electricity service for the Building is distributing electricity to the Premises, Landlord may elect to require Tenant, at its cost, to make all necessary arrangements with such electric utility company for metering and paying directly to the utility provider for electric current furnished to the Premises. All electricity used during the performance of janitorial service, or the making of any alterations or repairs in or to the Premises, or the operation of any special air conditioning system serving the Premises, shall be paid by Tenant, as and if evidenced on the reading of the submeter.

Landlord has advised Tenant that presently National Grid (the “Electric Service Provider”) is the electric utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for electricity service from the Electric Service Provider, provided such service is at commercially reasonable rates. Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and other machinery within the Premises.

(b) Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods.

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7.03. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or interference with Tenant’s access to the Premises by Landlord, its agents, contractors or employees that continues after notice to Landlord thereof, or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if, as a result of a Service Failure that is reasonably within the control of Landlord to correct, the Premises are made untenantable or not capable of Tenant’s reasonable access for a period in excess of three (3) consecutive Business Days after Tenant notifies Landlord of the Service Failure (the “Service Failure Notice”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the fourth (4th) consecutive Business Day after delivery to Landlord of the Service Failure Notice and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure or if the entire Premises are not reasonably accessible by Tenant, the amount of abatement shall be equitably prorated. Notwithstanding the foregoing, if a Service Failure is reasonably within the control of Landlord and (a) continues for sixty (60) days after the Service Failure and (b) is not being diligently remedied by Landlord, then Tenant, as its sole remedy, shall have the right to elect to terminate this Lease within ten (10) days after the expiration of said sixty (60) day period without penalty, by delivering written notice to Landlord of its election thereof; provided, however, if Landlord is diligently pursuing the repair or restoration of the Service Failure, Tenant shall not be entitled to terminate the Lease but rather Tenant’s sole remedy shall be to abate Rent as provided above. The foregoing termination right shall not apply if the Service Failure is due to fire or other casualty or condemnation. Instead, in such an event, the terms and provisions of Section 16 or Section 17, as the case may be, shall apply.

8. Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least thirty (30) days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant for the purposes of the installation of telecommunications equipment, and (b) any Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal restrooms and showers, vaults, rolling file systems and structural alterations and modifications. Landlord agrees that Initial Alterations shall not be Required Removables so long as such Initial Alterations are consistent with the schematic drawing/floorplan attached as Exhibit L (provided that the IT Room shown thereon will not contain a raised floor and that the library shown thereon will not contain any rolling file). The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval

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for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables. However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, building standard doors and non-glued down carpeting.

9. Repairs and Alterations.

9.01. Following the Lease Commencement Date, Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by fire or other casualty or by reason of any taking by eminent domain (subject to the terms of Section 16) excepted, provided that, subject to the provisions of Section 15, Tenant shall not be responsible for repairs and maintenance to the Premises to the extent that any damage is caused by the negligence or willful acts of Landlord or Landlord’s employees, agents or contractors or other third parties over whom Tenant has neither control nor a right of control. Tenant’s repair and maintenance obligations with respect to the Premises include, without limitation, repairs and maintenance to the following: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds under any policy that Landlord actually carries or is required to carry under this Lease, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent or willful acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs.

9.02. Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building, as well as downspouts and drains; (e) exterior walls and windows of the Building; and (f) elevators serving the Building. Landlord shall promptly perform maintenance and repairs for which Landlord is responsible.

9.03. From and after the Commencement Date, and continuing throughout the Term of the Lease, Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Landlord’s consent is solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s plans, for any

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purpose whatsoever. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; (d) does not require work to be performed inside the walls, below the floor, or above the ceiling of the Premises and (e) the cost of such work does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00). Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to commencing Alterations (except for Alterations of a purely cosmetic nature such as painting, wallpapering, hanging pictures, and installing carpeting), Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations other than Cosmetic Alterations equal to five percent (5%) of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for all Alterations other than Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10. Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with at least forty-eight (48) hours advance notice of entry (which may be oral) and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Subject to the provisions of Section 7.03, 16 and 17 hereof, entry by Landlord in accordance with this Section 10 shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord may not enter the Premises to show the Premises to prospective tenants earlier than the date that is six (6) months before the expiration or prior termination of the Term of this Lease.

11. Assignment and Subletting.

11.01. Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior

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written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed for more than ten (10) Business Days if Landlord does not exercise its recapture rights under Section 11.02. If Landlord refuses to consent to such Transfer, Landlord shall give written notice to Tenant setting forth in reasonable detail the reason(s) therefor. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02. Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than twenty percent (20%) of the Rentable Area of the Premises for substantially all of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord Landlord’s out-of-pocket fees in connection with any review of a Permitted Transfer or requested Transfer, not to exceed $2,500.00, provided that the Permitted Transfer or Transfer, as the case may be, does not require amendment to the terms of the Lease.

11.03. Except in connection with a Permitted Transfer (hereinafter defined), Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses, including, without limitation, brokerage fees, legal fees, free rent and any tenant improvement allowance directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04. Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord and without giving Landlord a recapture right pursuant to Section 11.02 above, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default beyond applicable notice and cure periods; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written

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notice at least fifteen (15) Business Days prior to the effective date of the Permitted Transfer to the extent the same is not prohibited by applicable law or any confidentiality agreement to which Tenant is a party (in which event Tenant shall notify Landlord immediately after the effective date of any such transfer). Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section 11).

12. Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any Alterations in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any Alterations other than Initial Alterations (provided that the same are performed by either J. Calnan & Associates or Landlord’s construction manager) done or purportedly done by or for the benefit of Tenant if the cost of such work exceeds $200,000.00. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13. Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties claiming by or through Tenant other than any agent or contractor of Landlord, (c) the bursting or leaking of any tank, water closet, drain or other pipe, unless due to or arising out of the gross negligence or willful misconduct of the Landlord or any of Landlord’s contractors, employees, or agents, (d) the inadequacy or failure of any security services, personnel or equipment, unless due to or arising out of the gross negligence or willful misconduct of the Landlord or any of Landlord’s contractors, employees, or agents, or (e) any matter not within the reasonable control of Landlord or Landlord’s employees or agents. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord for

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damage to property or business loss where such loss or damage is due to the gross negligence or willful misconduct of Landlord, Landlord Related Parties or Landlord’s contractors or agents. Except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord’s contractors, employees, or agents, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, and reasonable costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other reasonable professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors, licensees, employees or agents. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or any of Tenant’s transferees, contractors, licensees, employees or agents, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, and employees (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors, employees or agents. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease or Tenant’s rights under Section 7.03. Any obligations under this Section 13 shall survive the expiration or sooner termination of the Term of this Lease. The provisions of this Section 13 shall be subject to the provisions of Section 15 below.

14. Insurance.

(a) Tenant’s Insurance. Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the Commonwealth of Massachusetts and are rated at least A (Class X) in Best’s Key Rating Guide:

(i) Commercial General Liability Insurance, which shall include premises liability, contractual liability covering Tenant’s indemnity obligations under this Lease (to the extent covered as an Insured Contract in a standard ISO GCL Policy), fire legal liability, personal & advertising injury and products/completed operations coverage. Policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement.

(ii) Special Form (“All Risk”) Property, insuring all equipment, trade fixtures, inventory, fixtures and personal property (“Tenant’s Property”) and any Alterations or other Leasehold Improvements which are the responsibility of Tenant, located on or in the Premises with an agreed amount endorsement and equal to the full replacement cost value of such property.

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(iii) Workers’ Compensation Insurance as required by applicable laws of the State in which the Premises is located, including Employers’ Liability Insurance with limits of not less than: (x) $100,000 per accident; (y) $500,000 disease, policy limit; and (z) $100,000 disease, each employee.

(iv) Business Interruption Insurance with limits of not less than the amount necessary to cover continuing expenses including rents and extra expenses for at least one (1) year; provided that Tenant may elect not to carry business interruption insurance, but in any event Tenant releases Landlord from any and all liability arising during the Lease Term which would have been covered by business interruption insurance had Tenant carried such insurance.

(v) Excess or Umbrella Liability Insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate providing coverage excess and follow-form of the primary general and employer’s liability insurances required hereinto.

(vi) Such other insurance as Landlord reasonably deems necessary and prudent, provided that such other insurance is then customarily required to be carried by tenants of buildings similar to the Building in the Boston/Metro West market area, or as may be required in writing by any Mortgagee (defined below), but only to the extent such Mortgagee has the contractual right to require same under its mortgage or related loan documents.

(vii) In addition to the above aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by the Landlord or on behalf of Landlord) Tenant, at its sole cost and expense, shall carry, or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respects to (a) workers compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (b) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, (c) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonable

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satisfactory to Landlord, and (d) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contactors or subcontractors, provided that such other insurance is then customarily required to be carried by tenants of buildings similar to the Building in the Boston/Metro West market area.

(b) Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14 must be reasonably satisfactory to Landlord and must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name Tenant as the named insured party (it is understood and agreed that Tenant’s parent company may be first named insured on various policies, but that coverage extends to the interest of Tenant) and (except for worker’s compensation and property insurance) all policies shall name as additional insureds for on-going and completed operations, Landlord, Normandy Real Estate Partners, LLC, Normandy Real Estate Management Co., LLC, the Mortgagees under any Mortgage defined below, and all of their respective affiliates, members, officers, employees, agents and representatives, managing agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition Tenant agrees and shall provide thirty (30) days’ prior written notice of suspension, cancellation, termination, or non-renewal of coverage to Landlord. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $10,000.00. Tenant shall have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c) Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing all insurance Tenant is obligated to carry under this Lease, together with a copy of the endorsement(s), specifically but not limited to Waiver of Rights to Recover From Others, Additional Insureds (on-going and completed operations) and Contractual Liability endorsements. Prior to the expiration of any such insurance, Tenant shall deliver to Landlord certificates of insurance evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) Acord Form 27 with respect to property insurance; and (ii) Acord Form 25-S with respect to liability insurance or, in each case, on successor forms approved by Landlord, and in any event state as the certificate holder: Compliance Services Corporation, on behalf of Normandy Real Estate Partners, LLC, P.O. Box 2750, Montgomery Village, MD 20886.

(d) No Separate Insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14(a) unless Landlord is named as an additional insured therein.

(e) Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but shall not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14(e).

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(f) Landlord’s Insurance. Landlord, shall at all times during the Term of this Lease procure and keep in force (i) commercial general liability insurance covering the Common Areas and Landlord’s indemnity obligations through contractual liability coverage set forth within at limits no less than those required by Landlord’s mortgagee and, (ii) Special Form “All Risk” property insurance covering the full replacement cost of the Building with no coinsurance limitation and including all coverages and perils as required by Landlord’s mortgagee. Landlord agrees promptly to notify tenant of any cancellation or non-renewal of any such required policy except to the extent that simultaneously therewith Landlord obtains replacement coverage satisfying the foregoing requirements.

15. Subrogation.

Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them hereunder endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord’s mortgagee, if any. By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which Property Insurance is carried or is required to be carried under this Lease. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder including but not limited to any business interruption, loss of income or special, indirect or consequential damages. The provisions of this Section 15 will survive the expiration or earlier termination of this Lease.

16. Casualty Damage.

If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord within forty-five (45) days after the occurrence of the Casualty shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a good faith written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within two hundred ten (210) days from the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

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16.01 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. The Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant for such period of time as the Premises or such portion shall be untenantable. In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by fire or other Casualty and such damage cannot reasonably be repaired within sixty (60) days after receipt of the Completion Estimate; (b) there is less than one (1) year of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after Tenant’s receipt of the Completion Estimate. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within thirty (30) days after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended (but not by more than thirty (30) days in the aggregate) to the extent of any Reconstruction Delays (hereinafter defined), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant (that Tenant does not cure within one (1) day after written notice to Tenant identifying the delay); and (iii) any delays caused by events of Force Majeure. If Tenant so elects, then this Lease shall terminate on the date that is thirty (30) days after Tenant delivers such termination notice to Landlord, with the same force and effect as if such day were the last day of the Term of the Lease, unless Landlord substantially completes such restoration on or before the expiration of such thirty (30) day period, in which event Tenant’s election to terminate shall become void.

17. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”), Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property, the unamortized cost (amortized over the initial Term of this Lease) of the Initial Alterations, net of the Allowance and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises and the Property as nearly as practicable to the condition immediately prior to the Taking.

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18. Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for ten (10) days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed ninety (90) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) days after such notice to Tenant and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; or (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. Remedies.

19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other commercially reasonable concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but, except as expressly provided below, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of

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possession of the Premises shall not be construed as an election by Landlord to terminate this Lease. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises). Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Marketing of Tenant’s Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, (iv) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (iv) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to calculate damages as the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT(WHICH SHALL NOT EXCEED 60 DAYS).

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WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT. ADDITIONALLY, IN NO EVENT SHALL TENANT OR ANY TENANT RELATED PARTIES EVER BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF LANDLORD OR ANY LANDLORD RELATED PARTY. THE FOREGOING SHALL NOT LIMIT LANDLORD’S RIGHT TO RECOVER DAMAGES IN ACCORDANCE WITH SECTION 22 HEREOF AS A RESULT OF THE HOLDOVER BY TENANT IN THE PREMISES BEYOND THE TERM OF THE LEASE.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND, EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD. OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

NO TENANT RELATED PARTY (OTHER THAN TENANT ITSELF) SHALL BE PERSONALLY LIABLE FOR ANY OBLIGATIONS OF TENANT UNDER THIS LEASE.

21. Intentionally Omitted.

22. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the Base Rent plus 100% of Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover for more than sixty (60) days, Tenant shall be liable for all damages that Landlord suffers from the holdover.

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23. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease, provided, however, that the subordination of this Lease to any mortgage or ground lease entered into after the date of this Lease shall be upon the express condition that so long as Tenant is not in Default of the Lease beyond applicable notice and cure periods, Tenant’s possession and enjoyment of the Premises and Tenant’s rights under this Lease shall not be disturbed or interfered with in the event of a foreclosure of such mortgage or lease or the exercise of any rights thereunder. Landlord and Tenant shall each, within ten (10) days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of Rent that is due and payable.

Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement (“SNDA”) from Landlord’s current Mortgagee on such Mortgagee’s current standard form of agreement, a copy of which is attached hereto as Exhibit H. Upon request of Landlord, Tenant will execute the Mortgagee’s form of SNDA and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain an SNDA for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a Default by Landlord or Tenant hereunder.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Addresses set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within two (2) days after termination of this Lease or Tenant’s right to possession,

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Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26. Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a Default immediately upon its occurrence, or delay in taking action for a Default, shall not constitute a waiver of the Default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

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26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Landlord shall not disturb Tenant’s use of the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.09 Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (in the form attached hereto as Exhibit K), if the initial Term of this Lease or the initial Term plus extension terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within ten (10) days.

26.10 Within fifteen (15) Business Days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Notwithstanding the foregoing, Tenant shall have no obligation to provide to Landlord financial statements as provided in the preceding sentence more often than once per year during the Term. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s lenders or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Notwithstanding the foregoing, Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building or upon an Event of Default by Tenant.

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26.11 Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. Except as otherwise expressly provided herein, whenever the consent or approval of either party is required hereunder, such consent or approval shall not be unreasonably withheld, conditioned, or delayed.

26.12 Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. Landlord shall not unreasonably withhold its consent to the installation and operation of such telecommunications systems, telecommunication services and/or transmission systems if located entirely within the Premises; otherwise, Landlord may withhold or delay its consent in its sole discretion.

26.13 Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, which consent shall not be unreasonably conditioned or delayed. Landlord acknowledges that the financial information and documents provided by Tenant to Landlord under Section 26.10 are to remain confidential and may not be disclosed by Landlord to anyone, by any manner or means, directly or indirectly, without Tenant’s prior written consent which consent shall not be unreasonably conditioned or delayed. Notwithstanding the foregoing, either party may disclose the information identified herein (i) to their respective accountants, attorneys, lenders, brokers and other professional consultants who have need to know such information and who are bound to the maintain and preserve the confidentiality of such information, (ii) as may be required by law or by order of any court or governmental authority, and (iii) in connection with any litigation between the parties as to which such information is germane. The consent by either party to any disclosures shall not be deemed to be a waiver by such party of any prohibition against any future disclosure,

26.14 The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the

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use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 26.14, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 26.14. This indemnity provision shall survive termination or expiration of the Lease.

(a) Except as set forth in that certain report entitled “Asbestos-Containing Materials Operations and Maintenance Plan for: Marlborough Corporate Place I-VII, 100, 200, 300, 400, 500, 600 and 700 Nickerson Road, Marlborough, Middlesex County, Massachusetts 01752” prepared by Property Solutions Inc. and dated December 4, 2006, a copy of which has been furnished to Tenant, Landlord has no actual knowledge of the use, storage, treatment or transportation of Hazardous Materials (as hereinafter defined) that has occurred in on or about the Property, Building or Premises prior to the date of this Lease.

(b) Landlord shall indemnify and hold harmless Tenant from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising prior to, during or after the Term from or in connection with the presence or suspected presence of Hazardous Materials in, on or about the Property, Building or Premises, to the extent that the Hazardous Materials are present as a result of acts of Landlord, Landlord’s agents, employees or contractors.

(c) The provisions and obligations of Landlord and Tenant under this Section 26.14 shall survive the expiration or earlier termination of this Lease.

27. Patriot Act.

Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text for the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac. If Landlord transfers its interest under this Lease, whether by sale of the Land or Building or by assignment or by other means (including any transfer by operation of law), and the transferee, assignee or other successor to Landlord’s interest (collectively, “Landlord Transferee”) is not a subsidiary or affiliate of Landlord, then, in

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connection with such transfer, the Landlord Transferee shall, upon the written request of Tenant, warrant and represent to Tenant, at the time of such transfer, each of the foregoing warranties and representations set forth above. If Tenant transfers its interest under this Lease, by assignment or by other means (including any transfer by operation of law), and the transferee, assignee or other successor to Tenant’s interest (collectively, “Tenant Transferee”) is not a subsidiary or affiliate of Tenant, then, in connection with such transfer, the Tenant Transferee shall, upon the written request of Landlord, warrant and represent to Landlord, at the time of such transfer, each of the foregoing warranties and representations set forth above.

28. Parking.

Landlord shall provide, at no additional charge, as appurtenant to the Premises, non- reserved vehicle access to the surface parking lot located adjacent to the Building at a ratio of 3.6 vehicle spaces per each 1,000 rentable square feet of the Premises (i.e., non-reserved parking for fifty-two (52) motor vehicles based upon the Tenant’s occupancy of 14,541 rentable square feet; the foregoing referred to herein as “Tenant’s Parking”). Tenant’s Parking shall be nontransferable (directly or indirectly) to any other institutions, entities or individuals. Overnight parking on a regular basis at the Building shall be strictly prohibited.

Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot. Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking lot.

Tenant’s Parking shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the Term. Landlord agrees that such rules and regulations shall be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to all other tenants of the Building of a similar nature of Tenant. Tenant’s Parking is non-assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building. All such appurtenant rights for parking as set forth in this Section are automatically terminated upon termination of this Lease, and shall have no separate independent validity or legal standing. Landlord reserves the right to relocate and/or temporarily close any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility provided Landlord shall reopen the same or provide replacement parking facilities as soon as practicable thereafter.

29. Request for Taxpayer Identification Number and Certification (W-9 Form).

Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, execute a W-9 Form, in the form attached hereto as Exhibit I.

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Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company

By:	/s/ Joseph Adamo
Name: Joseph Adamo
Title: Vice President

TENANT:

OXFORD IMMUNOTEC, INC., a Delaware corporation

By:	/s/ Simon Turner
Name: Simon Turner
Title: V.P. Finance

20 852 8566
Tenant’s Tax ID Number (SSN or FEIN)

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

A-1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company, (“Landlord”) and OXFORD IMMUNOTEC, INC., a Delaware corporation, (“Tenant”) for space in the Building located at 700 Nickerson Road, Marlborough, Massachusetts 01752.

1. Payments.

1.01. Tenant shall pay Tenant’s Pro Rata Share of the amount (the “Expense Excess”), if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year and also the amount (the “Tax Excess”), if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year. If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02. Within one hundred twenty (120) days following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. If Landlord fails to include any item of Expenses paid or incurred in any calendar year, which failure continues for more than eighteen (18) months after delivery of such Expenses statement to Tenant, then Landlord shall forfeit the right to include any such item(s) in Expenses for such year. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal year, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2. Expenses.

2.01. “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, without limitation, the parking facilities thereon. Expenses include, without limitation: (a) all labor and labor related costs; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; and (h) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02. Expenses shall not include:

(a) the cost of capital improvements (except as set forth above);

(b) depreciation;

(c) principal payments of mortgage and other non operating debts of Landlord;

(d) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(e) costs in connection with leasing space in the Building, including brokerage commissions;

(f) lease concessions, rental abatements and construction allowances granted to specific tenants;

(g) costs incurred in connection with the sale, financing or refinancing of the Building;

(h) fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

(i) organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

(j) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

(k) Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(l) Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

(m) Advertising and promotional expenditures;

(n) Landlord’s charitable and political contributions;

(o) Base Rent and percentage rent, if any, payable under any ground lease affecting the Property;

(p) Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building;

(q) The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant;

(r) All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building);

(s) Any expenses for which Landlord has received actual reimbursement (other than through Expenses);

(t) Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property;

(u) Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty; and

(v) Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

(w) Costs of complying with hazardous waste and environmental laws, including, without limitation, costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including, but not limited to, costs and expenses associated with the defense, administration, settlement,’ monitoring or management of such costs.

(x) Expenses for which Landlord is reimbursed by another source (other than payments by tenants of the Building of their pro rata share of increases in Expenses).

(y) Expenses incurred in connection with services or benefits provided solely for the benefit of another tenant or occupant of the Building which are not available to Tenant without the payment of a separate additional charge.

(z) Executive salaries, expenses, fringe benefits and other compensation for executives above the level of Project Manager.

(aa) Management fees for the Building in excess of four percent (4%) of gross revenues of the Building.

(bb) Any expenses for repairs or maintenance which are covered by warranties guaranties and service contracts (excluding any deductible thereunder).

(cc) Costs of repairs necessitated by Landlord’s negligence or willful misconduct or of correcting any latent defects or original design defects in the Building, construction, materials (but not the cost relating to ordinary repair, replacement and maintenance).

(dd) Replacement or contingency reserves or any bad debt loss, rent loss or reserves for bad debts or rent loss.

2.03. If at any time during a calendar year the Building is not at least ninety-five percent (95%) occupied or Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Square Footage of the Building, Expenses shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term including, without limitation, the Base Year. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

2.04. Taxes. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and reasonable fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities, provided, however, that such costs shall only be included in Taxes if Landlord is successful in obtaining a reduction in tax liabilities. If Landlord secures an abatement or refund of any Taxes for any tax period, Tenant shall receive Tenant’s Pro Rata Share of the amount of such abatement or refund (i.e., the net amount remaining after paying all reasonable costs and expenses of securing the abatement or refund, including reasonable attorneys’ fees, provided that contingent attorneys’ fees shall be considered reasonable), not to exceed the Tax Excess paid or payable by Tenant for such tax period. The provisions of the preceding sentence shall survive the expiration or earlier termination of this Lease. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord. If Landlord fails to include any item of Taxes paid or incurred in any fiscal tax year, which failure continues for more than two (2) years after delivery of such Taxes statement to Tenant, then Landlord shall forfeit the right to include any such item(s) in Taxes for such fiscal tax year.

3. Audit Rights. Tenant, within one hundred twenty (120) days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within thirty (30) days after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm or another qualified professional licensed to do business in the Commonwealth of Massachusetts; provided, however, that no examiner or agent of Tenant shall be retained on a contingent fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the ninety- (90)-day period or fails to provide Landlord with a Review Notice within the one hundred twenty (120) -day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than four percent (4%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company, (“Landlord”) and OXFORD IMMUNOTEC, INC., a Delaware corporation, (“Tenant”) for space in the Building located at 700 Nickerson Road, Marlborough, Massachusetts 01752.

1. Alterations and Allowance.

A. Tenant, following the delivery of the Premises by Landlord as per Section 3 of the Lease, and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Landlord shall, at Tenant’s request, prior to the Execution Date of this Lease, pre-approve, or disapprove, as the case may be, the contractor to be retained by Tenant in the performance of the Initial Alterations. Landlord’s consent is solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s plans, for any purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

B. Provided Tenant is not in Default, Landlord agrees to contribute the sum of Five Hundred Eighty-One Thousand Six Hundred Forty and 00/100 Dollars ($581,640.00) (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. Except as provided in the next sentence, the Allowance may only be used for hard costs in connection with the Initial Alterations. Notwithstanding the foregoing, Tenant shall have the right to apply up to Fifty Thousand Eight Hundred Ninety- Three and 50/100 Dollars ($50,893.50) of the Allowance towards the soft costs incurred in connection with the Initial Alterations, including, without limitation, the costs of telecommunications and furniture and equipment. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw upon completion of the Initial Alterations), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien from all subcontractors with subcontracts in excess of $25,000.00, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such Default is cured.

C. Landlord shall have no obligation to pay the Allowance in respect of any request for payment submitted after November 30, 2014 (“Outside Date”). Tenant shall not be entitled to any unused portion of the Allowance after the earlier to occur of substantial completion of the Initial Alterations and the Outside Date, other than to the next installment(s) of Base Rent due under the Lease, or toward the purchase of furniture. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

D. Tenant agrees to accept the Premises in its “as-is” condition and configuration, and the Building in its condition as required under the Lease, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance (and Landlord’s Plan Contribution, as set forth below), incur any costs in connection with the construction or demolition of any improvements in the Premises.

E. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

2. Plans Allowance.

Landlord shall contribute up to One Thousand Four Hundred Fifty-Four and 10/100 Dollars ($1,454.10) (i.e., $0.10 per rentable square foot of the Premises) (“Landlord’s Plan Contribution”) towards the cost of a preliminary space plan for the purpose of test-fitting the Premises. Landlord shall, within thirty (30) days of receipt of written demand from Tenant accompanied by third party invoices evidencing such cost, pay the Landlord’s Plan Contribution to Tenant.

3. Tenant’s Right to Terminate.

If (a) Tenant is not able to obtain a Building Permit for the Initial Alterations to the Premises within sixty (60) days of the Execution Date as a result of a failure of Landlord to reasonably cooperate with Tenant’s efforts to secure such Building Permit (provided, however, that Landlord’s obligation to cooperate shall be limited to executing a building permit application and related documentation that is consistent with the final plans approved by Landlord as provided herein), or (b) if Tenant is not able to secure an Occupancy Permit within (10) days after completion of the Initial Alterations to the Premises as a result of a condition of the Building or Premises, other than the Initial Alterations, for which Landlord is responsible, then, in either such case, Tenant at its option may, at any time after the applicable deadline has expired and before the applicable condition has been satisfied, elect to terminate this Lease by giving Landlord notice of such election, which notice shall specify in reasonable detail the reason(s) for such termination. If Tenant so elects, then this Lease shall terminate on the date that is thirty (30) days after delivery of Tenant’s termination notice to Landlord with the same force and effect as if such date were the last day of the term hereof, unless, on or before the expiration of such thirty-day period, Landlord cures the failure that was the ground of the termination, in which event Tenant’s election to terminate shall automatically become void. For purposes of this section, Landlord shall be deemed to have reasonably cooperated if Landlord responds to requests from Tenant within 5 days of the date of the request.

EXHIBIT D

COMMENCEMENT LETTER

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the day of , , by and between , a , as Landlord, and , as Tenant, for rentable square feet on the floor of the Building located at , Massachusetts, .

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1. The Commencement Date of the Lease is                     ;

2. The Termination Date of the Lease is                     .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Subject to Landlord’s approval for design and location, Tenant shall have the right to install a tenant identification and suite number on the left side of Tenant’s entrance door to the Premises. All tenant identification and suite numbers shall be installed by Landlord, at Landlord’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.

All contractors, contractor’s representatives and installation technicians performing repair, alteration or construction work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s Premises, but Landlord shall not be unreasonable in denying such access. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion. Provided that and so long as Tenant’s telecommunications service provider (“Provider”) does not provide telecommunications service to any other tenant of the Building, Landlord shall not require such Provider to pay any fees for such access.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 2IE or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a nonsmoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun,

22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service. Tenant shall have the right to employ a shredding/document destruction firm to service Tenant in the Premises.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company, (“Landlord”) and OXFORD IMMUNOTEC, INC., a Delaware corporation, (“Tenant”) for space in the Building located at 700 Nickerson Road, Marlborough, Massachusetts 01752.

1.	EXTENSION OPTION

A.	Grant of Option; Conditions. Tenant shall have, subject to the following terms and conditions, the right to extend the Term (the “Extension Option”) for one (1) additional period of five (5) years, commencing on November 1, 2018, and ending on October 31, 2023 (the “Extension Term”), if:

(i)	Landlord receives notice of exercise (“Initial Extension Notice”) not later than February 1, 2018, and not earlier than November 1, 2017; and

(ii)	Tenant is not in Default under the Lease at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice (as defined below); and

(iii)	More than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Extension Term.

(i)	The Lease of the Premises for the Extension shall be upon all of the same terms and conditions as set forth in the Lease for the initial Term, except that (a) Tenant shall have no further option to extend the Term, and (b) the initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal to the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the Extension Term may increase in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

(ii)	Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the Extension Term in accordance with the terms of Section 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

C.	Initial Procedure for Determining Prevailing Market. Within thirty (30) days after receipt of Tenant’s Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Extension Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Extension Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Extension Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen-(15)-day period, Tenant shall be deemed to have provided a Rejection Notice. If Tenant provides a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides or is deemed to have provided Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Extension Term. Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

D.	Arbitration Procedure.

(i)

If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within thirty (30) days after the date of the Rejection Notice, then, within five (5) days after the expiration of such thirty-(30)-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in the Boston MetroWest rental market, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(ii)	Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the seven-(7)-day period referred to above, and such failure continues for three (3) Business Days after written notice thereof, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty-(20)-day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(iii)	If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Extension Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.

E.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms as mutually agreed by the parties. The Extension Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice, or Rejection Notice, as the case may be, and Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, upon delivery of the Initial Extension Notice, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.	Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arm’s length fair market annual rental rate per rentable square foot under extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Boston/MetroWest rental market. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as, but not limited to, rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

2.	RIGHT OF FIRST REFUSAL

A.	Grant of Option; Conditions. Tenant shall have the one time right of first refusal (the “Right of First Refusal”) with respect to any space on the second (2nd) floor of the Building which is adjacent to the Premises (the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the existing tenant in the Refusal Space, (the “Prospect”) interested in leasing the Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within five (5) Business Days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(i)	Tenant is in Default under the Lease at the time that Landlord would otherwise deliver the Advice; or

(ii)	More than 25% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

(iii)	the Refusal Space is not intended for the exclusive use of Tenant during the Term.

B.	Terms of Refusal Space.

(i)	The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space. Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the Advice.

(ii)	The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party.

C.	Termination of Right of First Refusal. The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) Tenant’s failure to exercise its Right of First Refusal within the five (5) Business Day period provided in Section A above; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above. Notwithstanding the foregoing, if Tenant fails to exercise its Right of First Refusal within the five (5) Business Day period provided in Section A above, Landlord shall not lease the Refusal Space to another party at a Net Effective Rent (defined below) that is less than ninety-five percent (95%) of the Net Effective Rent set forth in the Advice without first giving Tenant another Advice at such lower net effective rent, in which event Tenant shall have an additional Right of First Refusal as provided above with respect to such new Advice. As used herein, the term “Net Effective Rent” shall mean the net present value of the rent, additional rent, and other charges that would be payable to Landlord under the terms of any proposed lease for the Refusal Space thereof, taking into account any construction allowance, the cost of any leasehold improvements proposed to be performed by Landlord, any free rent, and any other monetary inducements payable by Landlord under such proposed lease.

D.	Refusal Space Amendment. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

E.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Refusal is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Refusal Space, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

3.	TERMINATION OPTION

A.	Tenant shall have the right (“Termination Right”) to terminate the Term of the Lease, effective as of September 30, 2016 (the “Effective Termination Date”), by giving Landlord a written termination notice (“Tenant’s Termination Notice”) on or before January 1, 2016, and by paying to Landlord, at the time that Tenant gives Tenant’s Termination Notice, the Termination Fee, as hereinafter defined. If Tenant timely and properly exercises its Termination Right, and pays to Landlord the Termination Fee, then the Term of the Lease shall terminate as of the Effective Termination Date, and Base Rent and other charges shall be apportioned as of said Effective Termination Date.

B.	For the purposes hereof, the “Termination Fee” shall be equal to $392,920.76.

C.	If Tenant timely and properly exercises its Termination Right and pays to Landlord the Termination Fee, then the Term of the Lease shall terminate as of the Effective Termination Date, and Base Rent and other charges shall be apportioned as of said Effective Termination Date. If Tenant fails timely to give Tenant’s Termination Notice, or to pay the Termination Fee, Tenant shall have no right to terminate the Term of the Lease, pursuant to this Section 3.

4.	ROOF SPACE FOR DISH/ANTENNA

A.

Tenant shall have the right, without payment of Rent by Tenant, to lease space on the roof of the Building for the purpose of installing (in accordance with Section 9 of the Lease), operating and maintaining a twenty-four (24) inch dish/antenna or other communication device approved by the Landlord (the “Dish/Antenna”). The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed ten (10) square feet (the “Roof Space”). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account

Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

B.	Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

C.	It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

D.	If, in the sole judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Dish/Antenna, Tenant agrees that Landlord may, at Landlord’s option, shut down Tenant’s equipment upon 8 hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to the Dish/Antenna, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant’s equipment. Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within 30 days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference, in which latter case the Dish/Antenna Payments shall be reduced by the portion of the fee applicable to such Dish/Antenna equipment for the remainder of the Term and all other terms and conditions of this Amendment shall remain in full force and effect.

E.

Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Tenant shall cooperate generally with Landlord and other carriers to permit the Building’s rooftop to be and remain in compliance with all FCC and OSHA rules and regulations relating to radio frequency emission levels and maximum permissible exposure, including but not limited to the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). If applicable, Tenant shall (i) reimburse Landlord for Tenant’s equitable share of the cost of conducting an initial survey to ensure that the Building’s rooftop is in compliance with all FCC and OSHA rules and regulations for all carriers (a “Rooftop Survey”), and (ii) to the extent the Dish/Antenna or the operation thereof causes the Building’s rooftop (or any section thereof) to not be in compliance with such rules and regulations, Tenant shall promptly remedy any such non-compliance in accordance with Landlord’s directions and at Tenant’s sole cost and expense. In the event that Tenant (x) relocates or makes any change to the Dish/Antenna located in the Roof Space or (y) makes any change to the Dish/Antenna or operation thereof which directly or indirectly affects the operation of Dish/Antenna located in the Roof Space, Landlord may, at its option, require that a new Rooftop Survey be conducted at Tenant’s sole cost and expense by an EME firm approved by Landlord in its reasonable discretion. If Tenant believes that the

Dish/Antenna is excluded from coverage under FCC and OSHA rules and regulations, Tenant shall demonstrate to Landlord’s reasonable satisfaction that any such Dish/Antenna is so excluded. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

F.	The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

G.	In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

H.	Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

I.	Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

J.	Tenant specifically acknowledges and agrees that the terms and conditions of Section 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

K.	If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Section 18 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

EXHIBIT G

FORM OF LETTER OF CREDIT

APPROVED BY OXFORD IMMUNOTEC INC:
AUTHORIZED SIGNATURE

DATE:

WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE ORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

COMERICA BANK
INTERNATIONAL TRADE SERVICES
FAX NO: 310-297-2828	2321 ROSECRANS AVE., 5TH FLOOR
SWIFT: MNBDUS6S LAX	EL SEGUNDO, CA 90245

DATE OF ISSUE: MMDDYYYY
BENEFICIARY:
NORMANDY NICKERSON ROAD LLC
C/O NORMANDY REAL ESTATE MANAGEMENT LLC
53 MAPLE AVENUE
MORRISTOWN, NEW JERSEY 07960

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. XXXXXX-XX IN YOUR FAVOR, FOR ACCOUNT OF OXFORD IMMUNOTEC INC., 2 MOUNT ROYAL AVE., SUITE 100, MARLBOROUGH, MA 01752, FOR A SUM NOT EXCEEDING USD112,000.00(ONE HUNDRED TWELVE THOUSAND AND NO/100 U.S. DOLLARS) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON COMERICA BANK, WHEN ACCOMPANIED BY:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2. BENEFICIARY’S STATEMENT ON ITS LETTERHEAD DATED AND SIGNED BY AN OFFICER OF THE BENEFICIARY, INDICATING NAME AND TITLE OF THE SIGNER STATING ONE OF THE FOLLOWING:

A. THE UNDERSIGNED HEREBY CERTIFIES THAT OXFORD IMMUNOTEC INC. IS IN DEFAULT OR THAT AN EVENT OF DEFAULT HAS OCCURRED UNDER ONE OR MORE OF THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED [INSERT DATE] THAT EXISTS BETWEEN OXFORD IMMUNOTEC INC., AS TENANT AND NORMANDY NICKERSON ROAD, LLC, AS LANDLORD (THE “LEASE”). LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE SUCH DEFAULT PURSUANT TO THE TERMS OF THE LEASE, AND SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THIS STANDBY LETTER OF CREDIT AND THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE THE LANDLORD TO NOW DRAW DOWN ON THE STANDBY LETTER OF CREDIT.

OR

B. THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF COMERICA BANK’S ELECTION NOT TO EXTEND THEIR STANDBY LETTER OF CREDIT NO. XXXXXX-XX AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT OR ANY OTHER FINANCIAL ASSURANCE SATISFACTORY TO US.

OR

C. THE UNDERSIGNED HEREBY CERTIFIES THAT IS HAS NOT RECEIVED A REPLACEMENT LETTER OF CREDIT IN THE AMOUNT OF $67,000.00 ON OR BEFORE NOVEMBER 30, 2016, AS REQUIRED BY THE LEASE.

SPECIAL CONDITIONS:

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY OVERNIGHT COURIER THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTIFICATION WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.

IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF DECEMBER 31, 2016.

IN THE EVENT A DRAWING IS PAID UNDER THIS STANDBY LETTER OF CREDIT PRIOR TO A SCHEDULED DECREASE, THE AMOUNTS OF THE SUCCEEDING SCHEDULED DECREASE(S) SHALL BE REDUCED BY THE AMOUNT OF THE PAYMENT IN THE ORDER OF OCCURRENCE OF SUCH DECREASES UNTIL THE AMOUNT OF SUCH PAYMENT HAS BEEN FULLY PAID.

THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN ITS ENTIRETY (BUT NOT IN PART) ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THE APPLICABLE LAWS AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER COMMISSION.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER COMERICA BANK STANDBY LETTER OF CREDIT NO. XXXXXX-XX.”

IF CANCELLATION OF THIS LETTER OF CREDIT IS REQUIRED BY THE BENEFICIARY BEFORE THE CURRENT EXPIRATION DATE, THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS, THERETO MUST BE RETURNED TO US ACCOMPANIED BY A LETTER SIGNED BY BENEFICIARY REQUESTING ITS CANCELLATION.

THIS STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS STANDBY LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS STANDBY LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT COMERICA BANK INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FL., EL SEGUNDO, CA 90245, ATTN: STANDBY LETTER OF CREDIT DEPT., ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, DECEMBER 31, 2014 OR ANY AUTOMATICALLY EXTENDED DATE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

EXHIBIT H

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Date:

Location:

Section:
Block:
Lot:
County:

PREPARED BY AND UPON
RECORDATION RETURN TO:

Attention:

File No.:
Title No

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement’) is made as of the             day of             , 20            by and between [LENDER], having an address at [LENDER’S ADDRESS] (“Lender”) and                             , having an address at                             (“Tenant”).

RECITALS:

A. Lender has made a loan in the approximate amount of $            to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated             , 20    , between Lender and Landlord (the “Loan Agreement”). The Loan is evidenced by a certain Promissory Note dated             , 20    , given by Landlord to Lender (the “Note”) and secured by a certain [Mortgage] [Deed of Trust] and Security Agreement dated             , 20    , given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated             ,             between             , as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth,

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to 41 sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disburbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sate of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Mortgage and the Loan

Agreement shall be made subject to all rights a Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement at Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, provided, however, that the provisions of the Mortgage and the Loan Agreement shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have seemed to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other that if pursuant to the provisions of the Lease.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leans and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant time any liability to Landlord on account of any such payments.

5. Lender’s Consent. Tenant shall not without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than penman to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Leader’s prior consent, shall not be binding upon Lender.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of each notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be affective unless Lender shall have received notice of default giving rise to such cancelation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any mail office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

It to Lender:	[Lender’s Notice]

With a copy to:

Attention:
Facsimile No.

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, The term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addressees for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The team “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall became the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and unforced in accordance with the laws of the State where the Property is located,

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17. Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord’) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies For the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

[Lender]

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to die provisions of Section 4 hereof:

LANDLORD:

a

By:
Name:
Title:

EXHIBIT I

W-9

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________

☐ Exempt payee

☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number

☐☐☐ - ☐☐ - ☐☐☐☐

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number

☐☐ - ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here Signature of U.S. person ▶ Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 12-2011)

Form W-9 (Rev. 12-2011) Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Form W-9 (Rev. 12-2011) Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

EXHIBIT J

CLEANING SPECIFICATIONS

NIGHT CLEANING SPECIFICATION

AREA	FREQ	REMARKS
ALL AREAS	Daily	Turn off lights and check all doors upon completion of work, report any unusual activities, safety hazards, etc.
OFFICE AREAS (including corridors, mail rooms/copy rooms)		
Hard Surface (VCT) Floors		
Spot Damp Mop	Daily	
Full Sweep or Dust (with treated mop) & Hot Wash.	Weekly	
Spray Buff	Monthly	
Strip & Refinish (using buffable, non-slip floor finish)	Annually	
Hard Surface (Marble/Granite) Floors		
Spot Damp Mop	Daily	
Full Sweep or Dust (with treated mop) & Hot Wash.	Weekly	
Additional Service May Be Required		Add'l service to be priced separately.
Carpeted Areas		
Spot Vacuum (pick up paper clips, rubber bands prior to spot vac)	Daily	All areas/floors not scheduled for nightly 'full vacuum'
Spot clean carpet stains	Daily	Limited to approximately 25 sf areas, e.g., with a hand held extractor. Additional carpet cleaning to be provided upon request at additional cost.
Full (edge to edge) Vacuum (pick up paper clips/rubber bands prior)	Weekly	Coordinate/Schedule (floors) & provide specifics to Property Management
Walk-Off Mats Full Vacuum	Weekly	
Hot Water Extract or Shampoo	0	Provide $/SF based on labor rates.
Trim Trip Hazards (unraveled carpet)	Weekly	
Walls, Doors, Frames.		
Spot Clean to Remove Smudges & Fingerprints.	Daily	
Office & Conf Rm Partition Glass or Mirrors		
Spot Clean (smudges & fingerprints)	Daily	
Wash interior glass partitions on both sides	Quarterly	Glass requiring ladders for access to be discussed with Property Management.
Trash		
Empty, Replace Liners as necessary	Daily	Replace liners only if dirty/soiled
Clean Any Soiled/Stains Due to Trash Removal	Daily	At Suppliers Expense
Recycle, Collect, Remove	Daily	
Dusting (Furniture - Desks/Cabinets & Fixtures)		
Low Areas (Pictures, Desks, PC's, Phones, File Cabinets)	Weekly	
High Areas (Wall Hanging Picture Frames, Industrial Shelving, Top of Door Jamb)	Monthly	
Chairs - Vacuum, Damp Dust, Spot Clean	Monthly	
Light Fixtures/Exit Lights/Vents/Louvers/Window Sills/Ledges (Dust & Clean)	Quarterly	
Horizontal Blinds - Dust/Vacuum/Damp Wipe-Clean Stains	Quarterly	
Vertical Blinds - Dust/Vacuum/Damp Wipe-Clean Stains	Annually

COMPUTER ROOMS & DATA CENTERS		
All Floors - Full Sweep or Dust (with treated mop).	3x per wk	Property Management to coordinate Tenant Bill back Arrangement
COMMON LOBBY AREAS (including Elevators)		
Hard Surface (Marble) Floors		
Spot Damp Mop	Daily	
Full Dust & Hot Wash (Mop)	Weekly	
Additional Service May Be Required		Add'l service to be priced separately.
Carpeted Areas		
Spot Clean Stains	Daily	
Full (edge to edge) Vacuum	Daily	
Walk-Off (Pedimats) Full Vacuum	Daily	
Hot Water Extract	Semi-Annual	
Trim Trip Hazards (unraveled carpet)	Daily	
Walls		
Spot Clean	Daily	
Bright Work (incl. elevator call stations) Clean & Polish	Daily	
Water Fountains - Thoroughly Hot Wash, Sanitize and Rinse Clean	Daily	
Entry & Office Partition Glass & Mirrors		
Spot Clean (smudges & fingerprints)	Daily	
Full Clean	Monthly	
Dusting		
Low areas - chair rails, pictures.	Daily	
High Areas - Door Jamb Tops, Light Fixtures	Monthly	
Vents & Louvers (Dust & Clean)	Quarterly	

STAIRWELL (STEPS & LANDINGS)		
Check for Debris & Stains - Litter Pick Trash & Spot Clean as Required	Daily	
Hard Surface Floors - Full Dust & Hot Wash/Mop	Monthly	
Dusting - All Areas (Railings, Fixtures)	Monthly	

CAFETERIA/BREAKROOMS		
Hard Surface (VCT or Terrazzo) Floors		
Spot Damp Mop	Daily	
Full Dust & Hot Wash (Mop)	Weekly	
Spray Buff	Monthly	
Machine Scrub & Wax (1 additional coat)	3x per yr	
Strip & Wax (2 coats of finish)	Annually	
Trash-Waste		
Empty Trash and Replace Liners	Daily	
Clean Waste Receptacles	Monthly

CAFETERIA/BREAKROOMS, continued		
Furniture, Counter Tops, Fixtures		
Damp wipe counters, cabinets, tables, chairs.	Daily	
Clean and Disinfect Sink and Receptacles	Daily	
Thorough Cleaning-Detailing of counters, cabinets, tables chairs	Monthly	
Vents & Louvers (Dust & Clean)	Quarterly	

RESTROOMS		
Thoroughly Hot Wash, Sanitize and Rinse Clean all Fixtures & Countertops	Daily	Incl. urinals, toilets, countertops, supply dispensers, valves/faucets, door handles.
Sweep & Hot Wash w/ Disinfectant Solution & Rinse Floor	Daily	Incl. ceramic floors, VCT or Terrazzo
Spot Wash-Clean All Walls, Mirrors, Light Switches, Receptacles, Partitions.	Daily	
Empty, Clean and Disinfect all Sanitary Napkin Disposal Boxes.	Daily	
Remove Trash & Replace Liners	Daily	
Restock Consumables	Daily	Toilet Paper, Roll Towels, Sanitary Products, Soap.
Clean Waste Receptacles	Daily	
Clean Mirrors, Clean & Polish Bright work Throughout	Weekly	
Machine Scrub Ceramic Floors	Monthly	
Hot Wash All Hard Surface Walls & Partitions Throughout	Monthly	
Sanitize Floor Drains and Fill Trap Using a Non-Caustic Solution	Monthly	
Vents, Louvers and High Areas (tops of emergency light fixtures, partitions & door frames) - Dust & Clean	Monthly	

ELEVATORS & MAIN ENTRANCE TO PROPERTY		
Metal Work - Wipe Clean & Polish	Daily	Caution - Cleaning Product and Methodology requires building approval - <u>NO ABRASIVES.</u>
Walls, Frames & Other Surfaces - Spot Clean	Daily	Caution - Cleaning Product and Methodology requires building approval - <u>NO ABRASIVES.</u>
Carpet Floors		
Spot Clean Stains & Full Vacuum	Daily	In addition to Day Porter Frequency
Hot Water Extract	Monthly	
Trim Trip Hazards (unraveled carpet)	Daily	
Glazing - Full Clean	Daily	
Lobby Directory - Full Clean	Daily	

VACANT SPACE - Labor Reimbursed in the form of a Discounted Vacancy Credit (unless stated otherwise in the contract)		
Restrooms (Applies to Full Floor Vacancy) - Weekly Inspection/Cleaning	Weekly	ALL Daily Frequencies in Rstrm Scope Occup Flrs - Change from Daily to Wkly
Restrooms - Clean Mirrors, Clean & Polish Bright work Throughout	Weekly	
Restrooms - Sanitize Floor Drains and Fill Trap Using a Non-Caustic Solution	Monthly	
Restrooms - Vents, Louvers and High Areas (tops of emergency light fixtures, partitions & door frames) - Dust & Clean	Monthly	
Restrooms - Hot Wash All Hard Surface Walls & Partitions Throughout	Bi-Monthly	
Office Areas - Walk Through Inspection, Remove Trash or Debris, Spot Vacuum, Spot Clean all Surfaces particularly entrance areas, glass, etc.	Weekly	
Office Areas - Dusting Throughout	Monthly	
Office Areas - Vacuum Throughout	Quarterly

EXHIBIT K

FORM OF NOTICE OF LEASE

[[TO BE INSERTED]]

NOTICE OF LEASE

Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease (the “Lease”):

1. Landlord:	NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company

2. Tenant:	OXFORD IMMUNOTEC, INC., a Delaware corporation

3. Date of Lease:	Lease dated as of March 1, 2013

4. Premises:	14,541 rentable square feet on the second (2nd) floor of the building known as Building 700 in Marlborough Technology, Park, located at 700 Nickerson Road, Marlborough, Massachusetts (the “Building”), as shown on Exhibit A attached to the Lease.

5. Term:	June 15, 2013, through October 31, 2018

6. Rent Commencement Date:	October 1, 2013

7. Extension Option:	One (1) option to extend the term for five (5) years on the terms and conditions provided for in the Lease

8. Right of First Refusal:	Tenant has a one-time right of first refusal with respect to any space on the second (2nd) floor of the Building which is adjacent to the Premises on the terms and conditions provided for in the Lease

9. Termination Right:	Tenant has Termination Right to terminate the Term of the Lease effective as of September 30, 2016, on the terms and conditions provided for in the Lease

10. Guarantor:	Oxford Immunotec, Limited

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease. In the event of a conflict between the terms hereof and those of the Lease, the terms of the Lease shall control.

This Notice is executed under seal this             day of             , 2013.

LANDLORD:

NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

OXFORD IMMUNOTEC, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD NOTARY

COMMONWEALTH OF MASSACHUSETTS

County of

On this             day of             , 2013, before me, the undersigned notary public, personally appeared             ,             of NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which were             , to be the same person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose in his capacity aforesaid.

(affix official signature and seal of notary)

TENANT NOTARY

COMMONWEALTH OF MASSACHUSETTS

County of

On this             day of             , 2013, before me, the undersigned notary public, personally appeared             ,             of OXFORD IMMUNOTEC, INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which were             , to be the same person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose in his capacity aforesaid.

(affix official signature and seal of notary)

(affix official signature and seal of notary)

EXHIBIT L

FLOOR PLAN

LIMIT OF TENANT SPACE

PRELIMINARY LAYOUT FOR:

OXFORD IMMUNOTEC

PROPOSED SECOND FLOOR PLAN

FLOOR PLAN SUMMARY

PRIVATE OFFICES	14
CONFERENCE ROOMS	2
MEETING ROOMS	2
8X8 WORKSTATIONS	6
10X8 WORKSTATIONS	6
6X8 WORKSTATIONS	31

THIS SPACE

SECOND FLOOR KEY PLAN

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GUARANTY

FOR VALUE RECEIVED and in consideration for and as an inducement to NORMANDY NICKERSON ROAD, LLC, a Delaware limited liability company (“Landlord”) to lease certain real property to OXFORD IMMUNOTEC, LIMITED, a Delaware corporation, as tenant (“Tenant”), pursuant to a lease dated as of March 1, 2013 (the “Lease”) by and between Landlord and Tenant, the undersigned, OXFORD IMMUNOTEC, LIMITED, a United Kingdom company (“Guarantor”), does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all Rent (as such term is defined in the Lease) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant. If any Default on the part of Tenant shall occur under the Lease, the undersigned does hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees. Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non performance, all of which the undersigned hereby expressly waives.

The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent Default or Defaults of Tenant under the Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant. The undersigned does hereby further consent to any subsequent change, modification or amendment of the Lease as agreed by the parties in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.

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The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns. The undersigned, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word “undersigned” wherever used herein shall be construed to refer to each of the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death of another party or by revocation or release of any obligations hereunder of any other party. If Landlord should retain counsel and/or institute any suit against Guarantor to enforce this Guaranty or any covenants or obligations hereunder, then Guarantor shall pay to Landlord, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder. This Guaranty shall be governed by and construed in accordance with the internal laws of the state where the premises demised by the Lease are located. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address as set forth in the Lease. Notices to the undersigned shall be addressed as follows: Oxford Immunotec, Limited, 94C Milton Park, Abingdon, Oxfordshire, OX14 4RZ, U.K. If Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address.

2

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date of the Lease.

ATTEST/WITNESS:	GUARANTOR: OXFORD IMMUNOTEC, LIMITED, a United Kingdom Company

	By:	/s/ Simon Turner
Name (print):	Name:	Simon Turner
	Title:	VP Finance
Name (print):

3